UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 1, 2015

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

Suite 23, 3301 Spring Mountain Rd
Las Vegas, Nevada 89102
	(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	702-776-8066

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2015, San Lotus Holding Inc. (the "Company") held its 2015 annual meeting of shareholders (the "Annual Meeting") at which the Company's shareholders elected three Class I directors to serve two-year terms and four Class II directors to serve one year term.

Item 5.07      Submission of Matters to a Vote of Security Holders.

On June 1, 2015, the Company held its 2015Annual Meeting, at which the Company's shareholders (1) approved to ratify 2014 Annual Report and Financial Statements; (2) to elect three Class I directors to the Company's board of directors (the "Board") to serve two-year terms or until the election and qualification of their successors; (3) to elect four Class II directors to the Board to serve one-year term or until the election and qualification of their successors; and (4) to ratify the appointment of WLCC Accountancy Corp. as the Company's independent registered public accounting firm for the fiscal year as of December 31, 2015 and fiscal quarters during 2015.

Below are the voting tabulations for each proposal:

Proposal No. 1: Ratification of 2014 Annual Report and Financial Statements

For	Against	Abstain
9,570,842 76.33%

Proposal No. 2: Election of Three Class I Directors to the Company's Board

	For	Against	Abstain
Chen, Li Hsing	9,570,842 76.33%
Chen, Kuan Yu	9,570,842 76.33%
Yu, Chien Yang	9,570,842 76.33%

Proposal No. 3: Election of Four Class II Directors to the Company's Board

	For	Against	Abstain
Chen, Chuan Chung	9,570,842 76.33%
Lai, Chia Ling	9,570,842 76.33%
Chang, Fong Bing	9,570,842 76.33%
Kwong, Edwin	9,570,842 76.33%

Proposal No. 4: Ratification of the appointment of WLCC Accountancy Corp. as the Company's independent registered public accounting firm for the fiscal year as of December 31, 2015 and fiscal quarters during 2015.

For	Against	Abstain
9,570,842 76.33%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN LOTUS HOLDING INC.

Dated: June 1, 2015

By: /s/ Chen, Li-Hsing________________

Chen, Li-Hsing

President and Chairman of the Board